Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                                TRADED: AMEX RIV
                               www.theriviera.com





FOR FURTHER INFORMATION:
AT THE COMPANY:                             INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO              Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                        (208) 241-3704 Voice
(702) 794-9442 Fax                          (208) 232-5317 Fax
Email:  dkrohn@theriviera.com               Email:   betsyt@cableone.net

FOR IMMEDIATE RELEASE:


    RIVIERA HOLDINGS FIRST QUARTER 2005 CONFERENCE CALL SET FOR APRIL 26

LAS VEGAS, NV April 19, 2005 - In conjunction with the release of Riviera Holdings Corporation's (AMEX: RIV) first quarter financial results, the Company will hold a conference call on Tuesday, April 26, 2005 at 2 p.m. Eastern Time.

What:  Riviera Holdings First Quarter 2005 Financial Results

When:  Tuesday, April 26, 2005, 2 p.m. ET/ 11 a.m. PT

Where: http://phx.corporate-ir.net/playerlink.zhtml?c=96408&s=wm&e=1035338 or
       -------------------------------------------------------------------
       www.theriviera.com

How: Live and rebroadcast over the Internet - simply log onto the web at one of the above addresses

Live call via telephone:   800-481-7713

Replay information:        888-203-1112, code 4062073

Contact information:       Betsy Truax 208-241-3704 or BetsyT@cableone.net

About Riviera Holdings:
Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.


                               ###